UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2019 (March 15, 2019)

TARGET HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440

The Woodlands, TX 77380-1775

(Address, including zip code, of principal executive offices)

800-832-4242

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market
Warrants to purchase common stock	THWWW	The Nasdaq Capital Market

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Target Hospitality Corp. (the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2019 (the “Initial Form 8-K”), the Company disclosed that Jason Vlacich was appointed Chief Accounting Officer of the Company and the Company’s principal accounting officer. This Current Report on Form 8- K/A is being filed, pursuant to Instruction 2 to Item 5.02 of Form 8-K, as an amendment to the Initial Form 8-K to add information related to Mr. Vlacich’s employment agreement that was not determined at the time of the filing of the Initial Form 8-K. Except as stated below, this Current Report on Form 8-K/A does not amend or update any of the other information contained in the Initial Form 8-K.

In connection with his appointment as Chief Accounting Officer of the Company and the Company’s principal accounting officer, Mr. Vlacich entered into an employment agreement (the “Agreement”) with Target Logistics Management, LLC, an indirect subsidiary of the Company, which provides for an initial employment term of 36 months, with automatic successive one year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. The Agreement provides for an annual base salary of $275,000, which he may elect to receive in whole in the form of restricted stock units under the Target Hospitality Corp. 2019 Incentive Plan (the “Incentive Plan”) provided, however, that, such an election may not be made with respect to the first year of the employment period. The Agreement provides for an annual cash performance bonus target of 65% of annual base salary and a long term incentive annual equity award with a target grant value of $150,000. For the 2019 fiscal year, Mr. Vlacich received an equity award under the Incentive Plan of $200,000 — of 50% time-vested options and 50% restricted stock vesting ratably over four years. The Agreement also includes a 12 month non-competition and non-solicitation provision.

If Mr. Vlacich’s employment is terminated other than for cause or good reason, he will be entitled to 12 months base salary plus a pro-rata bonus for the year of termination, based on actual performance plus accrued and unpaid benefits and health insurance continuation for the severance period. If Mr. Vlacich’s employment is terminated other than for cause within the first year of his first annual long term incentive grant of $200,000, 25% of the respective grant will vest. In the event of a change of control, if Mr. Vlacich is terminated other than for cause or by Mr. Vlacich with good reason within 12 months of such change of control, he will be entitled to 100% of his base salary and his target annual bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage during the severance period, and vesting of any unvested time-based equity awards.

The foregoing description of the employment agreement with Mr. Vlacich does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreement with Mr. Vlacich, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

10.1	Employment Agreement by and between Target Logistics Management, LLC and Jason Vlacich

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: August 15, 2019		Name: Heidi D. Lewis
Title: Executive VP, General Counsel and Secretary